UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2014

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-05555
(Address of principal executive offices)	(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On August 29, 2014, Farmers National Banc Corp. (the “Company”) issued a press release announcing that it has extended its voluntary odd-lot buy-back program (the “Program”) through September 30, 2014. Under the Program, the Company is offering to purchase shares from shareholders who own 99 or fewer of the Company’s common shares on or after July 29, 2014, the effective date for the Program, through the extended expiration date of September 30, 2014, and who continue to hold such shares, at a price of $7.68 per share, subject to the Program’s other terms and conditions. Only shareholders owning 99 shares or less are eligible to participate in the Program. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The Company notified shareholders of the extension of the Program by letter dated August 29, 2014. A copy of the letter to shareholders is attached hereto as Exhibit 99.2.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 29, 2014 (filed herewith)

99.2	Letter to Shareholders, dated August 29, 2014 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Kevin J. Helmick
Kevin J. Helmick
President and Chief Executive Officer

Date: August 29, 2014